CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Name of Issuer:	Integrity Fund of Funds, Inc.

In connection with the Report on Form N-CSRS of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

By:	/s/Robert E. Walstad
Robert E. Walstad
President,	Integrity Fund of Funds, Inc.

Date:	August 30, 2006

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Name of Issuer:	Integrity Fund of Funds, Inc.

In connection with the Report on Form N-CSRS of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to her knowledge, that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

By:	/s/Laura K. Anderson
Laura K. Anderson
Treasurer, Integrity Fund of Funds, Inc.

Date:	August 30, 2006